EXHIBIT 17.2
November 14, 2000
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                       RESIGNATION LETTER
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                      I, Morena Rodriguez, hereby resign as
Vice President, Treasurer, Secretary and Director of Dollar
Maker, Inc., effective immediately.
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                      /s/ Morena Rodriguez
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                          MORENA RODRIGUEZ